UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

_____________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PSQ Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PSQ Holdings, Inc.
313 Datura Street, Suite 200
West Palm Beach, Florida 33401
(877) 776-2402

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2025

To the Stockholders of PSQ Holdings, Inc.:

The annual meeting of stockholders (the “Annual Meeting”) of PSQ Holdings, Inc. (the “Company”) will be held exclusively online via the Internet on Thursday, May 29, 2025, at 11:00 a.m. Eastern Time. The purposes of the meeting are:

1.      To re-elect two Class II directors (Proposal 1);

2.      To ratify the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2); and

3.      To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors (the “Board”) has fixed the close of business on April 21, 2025 as the record date (the “record date”) for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. On the record date, there were 42,325,298 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), and 3,213,678 shares of the Company’s Class C common stock, par value $0.0001 per share (“Class C common stock,” and together with the Class A common stock, the “common stock”), issued and outstanding.

The accompanying proxy statement for the Annual Meeting (the “proxy statement”) contains important information about the Annual Meeting and each of the proposals. Whether or not you plan to attend the Annual Meeting, the Company urges you to read this material carefully and vote your shares.

The proxy statement for the Annual Meeting is dated April 25, 2025 and is being distributed or made available to stockholders on or about that date.

The Annual Meeting will be presented exclusively online at https://www.cstproxy.com/publicsq/2025. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions to management during the Annual Meeting by visiting https://www.cstproxy.com/publicsq/2025 and entering the 12-digit control number received with your proxy card. We recommend that you log in at least 15 minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the proxy statement and the proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2025: The Company’s Notice of Annual Meeting of Stockholders, proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at https://www.cstproxy.com/publicsq/2025.

By order of the Board of Directors,
/s/ Michael Seifert
West Palm Beach, Florida	Michael Seifert
Date: April 25, 2025	Chief Executive Officer

PSQ HOLDINGS, INC.
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on May 29, 2025

i

PSQ HOLDINGS, INC.
313 Datura Street, Suite 200
West Palm Beach, Florida 33401
(877) 776-2402

PROXY STATEMENT FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

2025 Annual Meeting of Stockholders

This proxy statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of PSQ Holdings, Inc. (“we,” “us,” the “Company” or “PSQ”), which will be held on Thursday, May 29, 2025, at 11:00 a.m. Eastern Time virtually via the Internet at https://www.cstproxy.com/publicsq/2025. You will need to enter the 12-digit control number received with your proxy card to enter the Annual Meeting via the online web portal.

By visiting this website, you may attend the Annual Meeting virtually online, vote your shares electronically and submit your questions to management during the Annual Meeting.

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) are available to stockholders at https://www.cstproxy.com/publicsq/2025. The proxy statement for the Annual Meeting (the “proxy statement”) contains important information about the Annual Meeting and each of the proposals. Whether or not you plan to attend the Annual Meeting, the Company urges you to read this material carefully and vote your shares.

This proxy statement for the Annual Meeting is dated April 25, 2025 and is being distributed or made available to stockholders on or about that date.

Proposals to be Voted on at the Annual Meeting

The following matters are scheduled to be voted on at the Annual Meeting:

•        Proposal 1:    To re-elect two Class II directors nominated by our Board and named in this proxy statement to serve until our 2028 annual meeting of stockholders; and

•        Proposal 2:    To ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Our “named executive officers” in this proxy statement, as determined under applicable SEC rules for smaller reporting companies like the Company, are:

•        Michael Seifert, Founder, President, Chief Executive Officer and Chairman of the Board;

•        Brad Searle, Chief Financial Officer and Treasurer; and

•        Andy Weisbecker, President of Marketplace.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

Questions and Answers about the Annual Meeting

Please see “Questions and Answers about the Annual Meeting” beginning on page 35 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit stockholders’ proposals and director nominees for the 2026 annual meeting of stockholders.

If you have any questions, require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Investor Relations
PSQ Holdings, Inc.
313 Datura Street, Suite 200
West Palm Beach, Florida 33401
(877) 776-2402
investment@publicsq.com

EXPLANATORY NOTE

On July 19, 2023 (the “Closing Date”), we consummated the transactions contemplated by that Agreement and Plan of Merger, dated as of February 27, 2023 (the “Merger Agreement”), by and among PublicSq. Inc. (f/k/a PSQ Holdings, Inc.), a Delaware corporation (“Private PSQ”), Colombier Acquisition Corp., a Delaware corporation (“Colombier”), Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Colombier (“Merger Sub”), and Colombier Sponsor, LLC (the “Colombier Sponsor”), a Delaware limited liability company, in its capacity as purchaser representative, for the purposes set forth in the Merger Agreement, which, among other things, provided for the merger of Private PSQ into Merger Sub with Private PSQ surviving the merger as a wholly owned subsidiary of Colombier (the “Business Combination”). At the closing of the Business Combination (the “Closing”), Colombier changed its name to “PSQ Holdings, Inc.”

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Board is currently composed of eight directors divided into three classes with staggered three-year terms as shown below.

Director Class	Directors in the Class	Annual Meeting at which Term of Office Expires
Class I	James Rinn; Willie Langston	2027
Class II	Blake Masters; Dusty Wunderlich	2025
Class III	Michael Seifert; Nick Ayers; Davis Pilot III; Donald J. Trump, Jr.	2026

There are no family relationships among any of our directors or executive officers.

Nominees for Re-Election as Class II Directors at the Annual Meeting

This year’s nominees for re-election to the Board as Class II directors are Blake Masters and Dusty Wunderlich, each to serve until our 2028 annual meeting of stockholders, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Each of the nominees is currently a member of our Board and has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since	Other Public Boards(1)
Blake Masters	38	Director	2023	0
Dusty Wunderlich	44	Director; Chief Strategy Officer	2024	0

____________

(1)      Number of other boards of directors of public companies on which the director currently serves.

Below is additional information about the nominees as of the date of this proxy statement, including business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused our nominating and corporate governance committee and our Board to determine that he or she should continue to serve as one of our directors.

Blake Masters has been a member of our Board since July 2023. Mr. Masters is a successful entrepreneur and venture capital investor. Mr. Masters co-founded Judicata, Inc., a legal intelligence software company, in 2012 and served as co-founder until 2014. From 2018 to 2022, Mr. Masters was the Chief Operating Officer of Thiel Capital, an investment firm that specializes in the technology sector. From 2018 to 2022, Mr. Masters was the President of the Thiel Foundation, a nonprofit that promotes science and innovation, and currently serves on the foundation’s board of directors. Mr. Masters was Arizona’s GOP nominee for U.S. Senate. In 2014, Mr. Masters co-authored with Peter Thiel, the book “Zero to One: Notes on Startups, or How to Create the Future,” which quickly became a #1 New York Times bestseller in the U.S., selling more than 1.75 million copies globally. Arizona’s GOP nominee for U.S. Senate, Mr. Masters received his J.D. from Stanford Law School and a B.S. in Political Science from Stanford University. The Board believes that Mr. Masters should continue to serve on our Board due to his experience as an entrepreneur in the technology sector.

Dusty Wunderlich, has been a member of our Board since March 2024. Mr. Wunderlich also serves as our Chief Strategy Officer. Prior to joining our Board, he served as Chief Executive Officer and a director of Credova since 2020. Mr. Wunderlich was managing member of Red Rock Armory, LLC from January 2021 until March 2024, and was managing member of ALMC, LLC, a consulting firm, from May 2017 to August 2020. Prior to that, Mr. Wunderlich served as Chief Executive Officer of Bristlecone Holdings, a provider of point-of-sale financing solutions, from 2014 to 2017, and as Principal of DCA Partners, a boutique investment banking firm, from 2011 to 2013. Mr. Wunderlich received both a bachelor’s degree in finance and economics and an MBA from Missouri State University. The Board believes that Mr. Wunderlich should continue to serve on our Board due to his extensive experience in the financial technology, commercial lending, and capital markets industries.

Required Vote and Recommendation of the Board for Proposal 1

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our directors. The two nominees receiving the most FOR votes among votes properly cast at the Annual Meeting will be elected to the Board as Class II directors. You may vote FOR or WITHHOLD on each nominee for election as director. Shares represented by signed proxy cards and ballots submitted via the Internet at the Annual Meeting will be voted on Proposal 1 FOR the election of Mr. Masters and Mr. Wunderlich to the Board at the Annual Meeting, unless otherwise marked on the proxy card or ballot, respectively. A broker non-vote or a properly executed proxy (or ballot) marked WITHHOLD with respect to the election of a Class II director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

The Board unanimously recommends that you vote FOR the election of
Blake Masters and Dusty Wunderlich to the Board.

Continuing Directors Not Standing for Election at the Annual Meeting

Certain information about those directors whose terms do not expire at the Annual Meeting and who will otherwise continue to serve on the Board is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the Board to determine that the directors should serve as one of our directors. The age of each director as of the record date is provided in the following table.

Name	Age	Positions and Offices Held with Company	Director Since	Other Boards(1)
Michael Seifert	29	Founder, President, Chief Executive Officer, Chairman of the Board	2023	1
Nick Ayers	42	Director	2023	0
Davis Pilot III	38	Director	2023	0
James Rinn	56	Director	2023	0
Willie Langston	66	Director	2024	0
Donald J. Trump, Jr.	47	Director	2024	1

____________

(1)      Number of other boards of directors of public companies on which the director currently serves.

Class I Directors (Terms Expire in 2027)

James Rinn has been a member of our Board since July 2023. Mr. Rinn serves as the Chief Financial Officer to Sedera, Inc., a nonprofit medical cost sharing organization, a position he has held since February 2023. From 2015 to 2023, Mr. Rinn was the Chief Financial Officer and Chief Operating Officer of Maxwell Locke & Ritter LLP, an accounting, tax and consulting firm, where he was responsible for overseeing all financial and operational details of the partnership and other related legal entities, and managed risk management activities. From 2013 to 2015, Mr. Rinn was the Chief Financial Officer and Chief Operating Officer of Five Stone Tax Advisers LLC, a financial and tax advisory firm, where he was responsible for overseeing all financial and operational details of various service lines. From 2011 to 2013, Mr. Rinn was the Chief Financial Officer and Chief Operating officer of SmithCo Investments and the E3 Foundation, where he was responsible for overseeing all financial and operational segments of the company. Mr. Rinn was also the Vice President of Finance at First American Flood Data Services, Inc., a subsidiary of First American Financial Corporation (NYSE: FAF) from 2000 to 2011, where he was responsible for financial reporting and coordinated internal audit, financial audit and Sarbanes-Oxley related audit activities. From 1999 to 2000, Mr. Rinn was the internal audit director at National Instruments Corporation (Nasdaq: NATI), a producer of automated test equipment and virtual instrumentation software. Mr. Rinn has held positions on various boards of directors and has over 30 years of finance experience. Mr. Rinn holds a Bachelor’s Degree in Business Administration from the University of Texas, Austin. Mr. Rinn was selected to serve as a member of our Board due his extensive experience in finance and accounting roles.

Willie Langston, has been a member of our Board since December 2024. Mr. Langston is a Partner with Corient, an asset management and advisory firm in Houston, TX, a role he has held since May 2023. He is a Co-Founder and Executive Committee member of Corient’s legacy firm, Avalon Advisors, which he formed in April 2001 and served in such roles until May 2023. From 1996 to 2001, Mr. Langston helped to form and held various positions at Morgan Stanley’s Private Wealth Management Division in Texas. From 1985 to 1996, Mr. Langston held multiple roles with Goldman Sachs’ Private Wealth Management. Mr. Langston began his career and Coopers & Lybrand. Mr. Langston was the national finance chair for Ted Cruz’s presidential campaign and currently serves on the boards of Breakaway Ministries and the TAMU Mays College of Business. He’s chairman of Glorieta Camps and the Deacons at Second Baptist Church and has held past board positions in several notable foundations and organizations in the community. Mr. Langston has an MBA from Stanford University and graduated summa cum laude with a BBA from Texas A&M University. Mr. Langston was selected to serve as a member of our Board due to his financial acumen and capital markets expertise.

Class III Directors (Terms Expire in 2026)

Michael Seifert is our President, Chief Executive Officer and Chairman of the Board and the Founder of Private PSQ. Prior to founding Private PSQ in 2021, Mr. Seifert served as the Marketing and Public Relations Coordinator from 2019 to 2021 at Pacifica Enterprises, Inc., a real estate and asset management group, where he led the marketing department. In 2019, Mr. Seifert was the Associate Director at JH Ranch, a non-profit organization, and served as the City Director for Tuscaloosa, Alabama at JH Ranch from 2015 to 2017. Mr. Seifert has served as a director of Colombier Acquisition Corp. II (NYSE: CLBR) since November 2023. Mr. Seifert holds a Bachelor’s Degree in Political Science and International Relations from Liberty University. Mr. Seifert’s experience as Chief Executive Officer and Founder of the Company makes him well-qualified to serve as a member of our Board due to his significant knowledge of the Company and its business.

Nick Ayers has been a member of our Board since July 2023. Mr. Ayers served in the White House as Assistant to President Donald Trump and Chief of Staff to Vice President Michael Pence from 2017 to 2019. While at the White House, Nick helped shape the administration’s important and high-profile initiatives. Currently, Mr. Ayers is the Partner and a director at C6 Creative Consulting, Inc., which he founded in 2019. Recently, Mr. Ayers partnered with Insight Venture Partners to acquire Veeam Software Group GmbH, where he now serves as a member of Veeam board of directors. Mr. Ayers also served as President & CEO of Holmsted, LLC and of Ayers Family Holdings, LLC. Previously, Mr. Ayers served on the vestry at the Church of the Apostles in Atlanta, Georgia from 2019 to 2023. Mr. Ayers received a Bachelor’s Degree in Political Science from Kennesaw State University. Mr. Ayers was selected to serve on our Board due to his experience as an entrepreneur and in government.

Davis Pilot III has been a member of our Board since July 2023. Currently, Mr. Pilot is the Critical Facilities Director at Uniti Fiber, a telecommunications infrastructure provider. Mr. Pilot started at Uniti Fiber in 2013 as an Operations Strategic Analyst and transitioned to the roles of Critical Facilities Manager in 2015 and Critical Facilities Director in 2017. Mr. Pilot received a B.S. in Business Administration and Entrepreneurship and a Master of Business Administration from the University of Mobile. Mr. Pilot was selected to serve on our Board due to his experience growing businesses.

Donald J. Trump, Jr., has served as a member of our Board since December 2024. Mr. Trump serves as an Executive Vice President of Development & Acquisitions at The Trump Organization, Inc. Since March 2024, Mr. Trump has served as a director of Trump Media & Technology Group Corp. (Nasdaq: DJT), a media and technology company. Mr. Trump directs new project acquisition and development for The Trump Organization worldwide. Mr. Trump actively oversees The Trump Organization’s current and new property portfolio, which contains over 70 projects. Mr. Trump is involved in all aspects of real estate development, from deal evaluation, analysis and pre-development planning to construction, branding, marketing, operations, sales and leasing. Mr. Trump is an accomplished and sought-after speaker and has spoken extensively throughout the United States and has given keynote speeches internationally, notably in Dubai and India. Mr. Trump received his Bachelor’s Degree in Finance and Real Estate from the Wharton School of Finance at the University of Pennsylvania. Mr. Trump was selected to serve on our Board due to his passion for creating a “cancel-proof” economy, his years of strategic business experience, and his leadership within the shooting sports industry.

CORPORATE GOVERNANCE

Independent Directors

Our Board undertook a review of the independence of the individuals named above and determined that each of Blake Masters, Davis Pilot III, James Rinn and Willie Langston qualify as an independent director in accordance with the published listing requirements of The New York Stock Exchange, or NYSE. The NYSE independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the NYSE rules, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. The composition of our Board is not comprised of a majority of “independent” directors, as generally required by NYSE listing standards, in reliance on the exemption from certain corporate governance requirements available to us as a “controlled company” within the meaning of NYSE listing standards. See “Corporate Governance — Controlled Company” for more information.

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of the Board also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. At each executive session, the independent directors designate an independent director to preside over the executive session. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Except for Nick Ayers who serves on the nominating and corporation governance committee, each current member of each committee of the Board qualifies as an independent director in accordance with the NYSE standards described above and SEC rules and regulations. Each committee of the Board has a written charter approved by the Board. Copies of each charter are posted on our website at www.publicsq.com under the “Investors” section. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The following table provides the current membership of the committees of the Board and meeting information for each of the committees of the Board.

Committee	Chair	Other Members
Audit Committee	James Rinn	Davis Pilot III; Blake Masters; Willie Langston
Compensation Committee	Blake Masters	James Rinn; Willie Langston
Nominating and Corporate Governance Committee	Nick Ayers	Davis Pilot III; Blake Masters

The primary responsibilities of each committee are described below.

Audit Committee

Our audit committee currently consists of James Rinn (chair), Davis Pilot III, Blake Masters and Willie Langston. The Board annually reviews the NYSE listing standards definition of independence for audit committee members and has determined that all current members of our audit committee are independent (as independence is currently defined in applicable NYSE listing standards and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Our audit committee held five meetings in 2024.

The Board, based on recommendations from our nominating and corporate governance committee, has determined that each of Mr. Rinn and Mr. Langston qualify as an “audit committee financial expert,” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Rinn and Mr. Langston as an “audit committee financial expert” does not impose any duties, obligations or liability that are greater than those that are generally imposed on members of our audit committee and the Board, and designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or the Board.

Our audit committee’s responsibilities include, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•        discussing with our independent registered public accounting firm their independence from management;

•        reviewing with our independent registered public accounting firm the scope and results of their audit;

•        setting the compensation of the independent auditor;

•        pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•        overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•        reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•        establishing policies regarding the hiring of employees or former employees of the independent auditor;

•        preparing the audit committee report required by SEC rules;

•        discussing generally the type and presentation of information to be disclosed in our earnings press releases;

•        reviewing and discussing our management and independent auditor our quarterly financial statements;

•        coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•        coordinating our Board’s oversight of the performance of our internal audit function;

•        discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled;

•        reviewing and discussing with management our major risk exposures, including financial, operational, privacy and cybersecurity, competition, legal, regulatory, compliance and reputational risks, and the steps we take to prevent, detect, monitor and actively manage such exposures;

•        establishing policies regarding the hiring of employees or former employees of the independent auditor;

•        establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•        reviewing our policies and procedures for reviewing and approving “related party transactions;”

•        discussing with our General Counsel (i) any legal matters that may have a material impact on our financial statements, accounting policies, compliance with applicable laws and regulations and (ii) any material reports, notices or inquiries received from regulators or governmental agencies; and

•        reviewing and approving our entry into swaps and adopting and reviewing annually a policy related to our use of non-financial end-user exception, to the extent applicable.

The composition and function of the audit committee is intended to comply with applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and NYSE listing rules.

Compensation Committee

Our compensation committee currently consists of Blake Masters (chair), James Rinn, and Willie Langston. The Board has determined that all current members of our compensation committee are independent as independence is currently defined in applicable NYSE listing standards. In addition, each member of our compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee held two meetings in 2024.

The compensation committee makes recommendations to the Board and reviews and approves our compensation policies and all forms of compensation to be provided to our directors and executive officers, including, among other things, annual salaries, bonuses, equity incentive awards and other incentive compensation arrangements. In addition, our compensation committee administers the PSQ Holdings, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) and the PSQ Holdings, Inc. 2023 Stock Incentive Plan (the “Incentive Plan”), including granting stock options or awarding shares of restricted stock or restricted stock units or to our directors and executive officers. Our compensation committee also reviews and approves employment agreements with executive officers and other compensation policies and matters. Our compensation committee has the authority to delegate to its subcommittees such power and authority as it deems appropriate to the extent consistent with our governing documents, laws, regulations or listing standards.

In accordance with the NYSE Listed Company Manual and our compensation committee charter, our compensation committee has the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisors, the authority to direct the Company to pay such advisors and the responsibility to consider the independence factors specified under applicable law and any additional factors the compensation committee deems relevant.

The compensation committee’s responsibilities include, among other things:

•        reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to our Board regarding the compensation of our Chief Executive Officer;

•        reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

•        reviewing and setting or making recommendations to our Board regarding the compensation of our senior executives;

•        making recommendations to our Board regarding the compensation of our directors;

•        reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements;

•        exercising all rights, authority and functions of our Board under all of our stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder;

•        reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules;

•        preparing the compensation committee report if and to the extent then required by SEC rules; and

•        appointing and overseeing any compensation consultants, legal counsel or other advisors.

The composition and function of our compensation committee is intended to comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and the NYSE listing rules.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Nick Ayers (chair), Davis Pilot III, and Blake Masters. The Board has determined that Mr. Pilot is independent as independence is currently defined in applicable NYSE listing standards. Mr. Pilot is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our nominating and corporate governance committee held two meetings in 2024.

The composition of the nominating and corporate governance committee is not comprised of all “independent” directors, as generally required by NYSE listing standards, in reliance on the exemption from certain corporate governance requirements available to us as a “controlled company” within the meaning of NYSE listing standards.

The nominating and corporate governance committee’s responsibilities include, among other things:

•        identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•        recommending to our Board the nominees for election to our Board at our annual meetings of stockholders;

•        approving the criteria for selecting nominees for directors;

•        retaining and terminating any search firm to be used to identify director nominees, including authority to approve search firm’s fees and other retention terms;

•        reviewing the composition of each committee of our Board and making recommendations to our Board for changes or rotation of committee members, the creation of additional committees and changes to committee charters;

•        developing and recommending to our Board a set of corporate governance guidelines;

•        reviewing our leadership structure;

•        overseeing an evaluation of our Board and its committees; and

•        overseeing a review of our Board on succession planning for executive officers.

Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of our Company’s industry and market. Our nominating and corporate governance committee also considers other factors it deems appropriate.

In evaluating potential nominees to the Board, the nominating and corporate governance committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experience can enhance the effectiveness of the Board. Accordingly, as part of its evaluation of each candidate, the nominating and corporate governance committee takes into account that candidate’s background, experience, qualifications, attributes and skills that may complement, supplement or duplicate those of other prospective candidates and current directors.

When there is a vacancy on the Board, the nominating and corporate governance committee is responsible for considering various potential candidates for director. Our nominating and corporate governance committee considers bona fide candidates from all relevant sources, including current Board members, professional search firms, stockholders and other persons. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Our nominating and corporate governance committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the nominating and corporate governance committee for consideration. If one of our stockholders wishes to recommend a director candidate for consideration by the nominating and corporate governance committee, the stockholder recommendation should be delivered to the chair of the nominating and corporate governance committee at our principal executive offices, and must include information regarding the candidate and the stockholder making the recommendation as required by our amended and restated bylaws. See “Questions and Answers About the Annual Meeting — Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2026 annual meeting?” for more information.

The nominating and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the Board, but the nominating and corporate governance committee will consider such factors as it may deem are in the best interests of the Company and its stockholders. Such factors may include the individual’s professional experience, education, skills and other individual qualities or attributes.

Board Meetings and Attendance

The Board held twelve meetings in 2024. During 2024, each incumbent member of the Board attended 75% or more of the aggregate of (a) the total number of Board meetings held during the period of such member’s service and (b) the total number of meetings of all committees on which such member served, during the period of such member’s service.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings. All of our directors serving at the time attended our 2024 annual meeting.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or our compensation committee.

Board Leadership Structure and Role in Risk Oversight

Under the Company’s amended and restated bylaws, the Board elects the Company’s Chairman and Chief Executive Officer. Each of these positions may be held by the same person or may be held by different people. Currently, these two offices are held by Mr. Seifert. The Board believes that the Company and its stockholders are best served by having a policy that provides the Board the ability to select the most qualified and appropriate individual to lead the Board as Chairman. The Board also believes it is important to remain flexible when allocating responsibilities among these two offices in a way that best serves the needs of the Company. The Board believes that having Mr. Seifert serve as both Chairman and Chief Executive Officer provides an efficient and effective leadership model for the Company. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

The Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of the Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees also oversees the management of the Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, operational, privacy and cybersecurity, competition, legal, regulatory, compliance and reputational matters; and our compensation committee oversees the management of risks associated with our compensation policies and programs.

Oversight of Cybersecurity Risks

We face a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in our Annual Report on Form 10-K filed with the SEC on March 13, 2025. Our senior management evaluates our cybersecurity risk exposure and corresponding mitigations, working alongside our information security team and our principal security engineer. As part of this oversight, our senior management escalates any significant cybersecurity matters and strategic risk management decisions to our Board, granting them comprehensive oversight and the ability to provide guidance on critical cybersecurity issues. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our Board leadership structure supports this approach.

Corporate Governance Guidelines and Code of Business Conduct

We have adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and certain corporate governance policies and standards applicable to the operation of our business. In addition, we have adopted a Code of Business Conduct and Ethics that applies to our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on the “Governance” portion, under the “Investors” section of our website at www.publicsq.com. Information contained on or accessible through our website is not a part of this proxy statement, and the inclusion of our website address in this proxy statement is an inactive textual reference only. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.

Employee, Office and Director Hedging; Insider Trading; 10b5-1 Plans and Pledging

We do not have formal stock ownership guidelines for our executive officers, because the compensation committee is satisfied that stock and option holdings among our executive officers provide motivation and align this group’s interests with those of our stockholders.

Our insider trading policy prohibits our Board members, officers, employees and consultants from engaging in (a) transactions involving options on our securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, and (b) hedging transactions, such as collars and forward sale contracts.

We have authorized our executive officers to enter into trading plans established according to Section 10b5-1 of the Exchange Act with an independent broker-dealer (“broker”) that we designate. As of the record date, none of our directors have a trading plan in effect. These plans may include specific instructions for the broker to exercise vested options and sell our common stock on behalf of the executive officer or director at certain dates if our stock price is above a specified level or both. Under these plans, the executive officer or director no longer has control over the decision to exercise and sell the securities in the plan, unless he or she amends or terminates the trading plan during a trading window. Plan modifications are not effective until the 31st day after adoption. The purpose of these plans is to enable executive officers to recognize the value of their compensation and diversify their holdings of our stock during periods in which the executive officer or director would be unable to sell our common stock because material information about us had not been publicly released.

Our insider trading policy prohibits our Board members, officers, employees and consultants from purchasing Company securities on margin, borrowing against Company securities held in a margin account, or pledging Company securities as collateral for a loan. However, in extraordinary situations where a person wishes to pledge Company securities as collateral for a loan (other than a margin loan) and can clearly demonstrate the financial capacity to repay the loan without resort to the pledged Company securities, an exception may be granted.

Limitation of Liability and Indemnification

Our restated certificate of incorporation contains provisions that limit the liability of our directors and officers for damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, and our officers will not be personally liable to our stockholders for monetary damages for breach of fiduciary duty as an officer, in each case except for any liability for:

•        any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

•        any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•        any transaction from which the director or officer derived an improper personal benefit; and

•        an illegal dividend, stock repurchase or redemption under Section 174 of the DGCL.

Our restated certificate of incorporation requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our directors, officers and agents. We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our restated certificate of incorporation prohibits any retroactive changes to the rights or protections or increasing the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, we have entered into separate indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one our directors or officers or any other company or enterprise to which the person provides services at our request.

We believe these provisions in our restated certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

Controlled Company

We have a dual class structure which allows our Founder, President, Chief Executive Officer and Chairman of the Board, Michael Seifert, to control a majority of the voting power of our common equity. As a result, we qualify as a “controlled company” within the meaning of the corporate governance standards of NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company.” As a controlled company, we have elected not to comply with certain corporate governance requirements, specifically (i) that a majority of our Board consist of independent directors and (ii) that director nominees be selected or recommended to the board by independent directors. It is our intention as of the date of this proxy statement to comply with the requirement that we have a compensation committee that is composed entirely of independent directors. However, we may at any time after the date of this proxy statement elect to avail ourselves of additional controlled company exemptions provided that we continue to qualify as a controlled company.

Communications to the Board

Stockholders and other parties interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director or to the independent directors generally, care of PSQ Holdings, Inc., 313 Datura Street, Suite 200, West Palm Beach, Florida 33401, Attn: Secretary. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If the Secretary of the Company deems a communication to be appropriate, he will forward it, depending on the subject matter, to the Chairman of the Board, the chair of a committee of the Board, the full Board or a particular director, as appropriate.

Director Compensation

In July 2023, our Board approved a Non-Executive Director Compensation Policy, and on August 8, 2023 approved an Amended and Restated Non-Executive Director Compensation Policy (the “Director Compensation Policy”). Under the Director Compensation Policy, we pay non-employee directors a cash retainer for service on our Board and for service on each committee of which the director is a member. The chairperson of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our Board.

In addition, under the Director Compensation Policy, (i) each non-employee director as of immediately following the Closing and each of our non-employee directors who is appointed or elected to the Board between the Closing and the Initial Director Grant Date (as defined below) (each, an “Initial Director”), and (ii) each non-employee director upon initial appointment or election to the Board following the Initial Director Grant Date who is not an Initial Director, will receive an initial equity award under the Incentive Plan in the form of RSUs with a value of $300,000. Each such initial award for an Initial Director was made on September 25, 2023 (such date, the “Initial Director Grant Date”). Each initial award for non-employee directors other than Initial Directors will be made on the date of such director’s appointment or election to the Board. Further, on the date of each annual meeting of stockholders after the Initial Director Grant Date, each non-employee director then serving on our Board will receive an annual equity award under the Incentive Plan in the form of RSUs with a value of $150,000, provided that no non-employee director will be granted an annual award if such director was granted an initial award in the 12 months preceding the date of the annual meeting. Initial equity awards and annual equity awards will vest on the first anniversary of the date of grant subject to the non-employee director’s service as a director through the vesting date (unless otherwise provided at the time of grant). Each initial equity award and annual equity award will accelerate in full upon a change in control.

The following table describes our current non-employee director compensation program, which consists of annual cash retainers payable in arrears in four equal quarterly installments on the last day of each calendar quarter:

Term	Compensation
Annual Board Cash Retainer	$40,000
Additional Retainers for Committee Chairs
• Audit	$20,000
• Compensation	$15,000
• Nominating and Corporate Governance	$10,000
Additional Retainers for Committee Members
• Audit	$10,000
• Compensation	$5,000
• Nominating and Corporate Governance	$4,000
Annual Equity Award (non-employee directors)	$150,000	(1)
Initial Equity Award (non-employee directors)	$300,000	(1)

____________

(1)      Award made under the Incentive Plan in the form of RSUs.

We reimburse non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee of our Board on which they serve and other business related to the Board. We also reimburse non-employee directors for reasonable travel and other expenses authorized by the Board or a committee of the Board that are incurred in connection with attendance at various conferences or meetings with our management, in accordance with our travel policy.

Director Compensation Table for Year Ended December 31, 2024

Prior to the consummation of the Business Combination, none of the directors of Colombier received any compensation for services rendered to the Company.

The following table sets forth information regarding compensation earned during the fiscal year ended December 31, 2024 by each of our non-employee directors who served as a director of the Company during that time, which consists of cash retainers and restricted stock unit grants. Mr. Seifert, our Founder, President, Chief Executive Officer and Chairman of the Board and Mr. Wunderlich, our Chief Strategy, do not receive any compensation for their service on our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Omeed Malik(3)	36,957	150,001	660,000	(4)	846,958
Davis Pilot III	54,000	150,001	—		204,001
Nick Ayers	44,000	566,201	187,500	(5)	797,701
Blake Masters	65,000	150,001	—		215,001
Kelly Loeffler(6)	55,000	150,001	—		205,001
James Rinn	65,000	150,001	—		215,001
Willie Langston(7)	3,152	300,001	—		303,153
Donald J. Trump, Jr.(7)	3,152	2,886,701	224,161	(8)	3,114,014

____________

(1)      The amounts reported in this column represent the aggregate grant date fair value of restricted stock units awarded computed in accordance with FASB ASC Topic 718.

(2)      The material terms of the restricted stock units granted in 2024 are as follows:

Name	Grant Date	Number of RSUs (#)	Vesting Dates
Omeed Malik	06/05/2024	46,440	(a) (g)
Davis Pilot III	06/05/2024	46,440	(a)
Nick Ayers	01/26/2024	120,000	(b)
Nick Ayers	06/05/2024	46,440	(a)
Nick Ayers	10/01/2024	40,000	(c)
Blake Masters	06/05/2024	46,440	(a)
Kelly Loeffler	06/05/2024	46,440	(a) (g)
James Rinn	06/05/2024	46,440	(a)
Willie Langston	12/06/2024	74,627	(d)
Donald J. Trump, Jr.	01/26/2024	430,000	(e)
Donald J. Trump, Jr.	08/13/2024	100,000	(f)
Donald J. Trump, Jr.	12/06/2024	74,627	(d)

____________

(a)      The restricted stock unit award will vest in full on June 5, 2025, subject to the director’s continued service to the Company.

(b)      The restricted stock unit award vested as follows: 30,000 RSUs vested on January 31, 2024 and 30,000 RSUs vested on November 1, 2024. On February 27, 2024, the reporting person forfeited for no consideration, the 60,000 RSUs that were to vest on May 3, 2024.

(c)      The restricted stock unit award vested in full on October 31, 2024.

(d)      The restricted stock unit award will vest in full on December 6, 2025, subject to the director’s continued service to the Company.

(e)      The restricted stock unit award vested in full on August 13, 2024.

(f)      The restricted stock unit award will vest in full on August 13, 2025.

(g)      The restricted stock unit award was forfeited upon the director’s resignation from the Board.

(3)      Mr. Malik resigned from the Board on December 3, 2024.

(4)      Represents consulting fees earned by Farvahar Capital LLC. See “Certain Relationships and Related Persons Transactions — Post-Closing Related Party Transactions — Agreements with Farvahar Capital LLC” for additional information.

(5)      Represents consulting fees earned by C6 Creative Consulting, Inc. See “Certain Relationships and Related Persons Transactions — Post-Closing Related Party Transactions — Consulting Agreements” for additional information.

(6)      Ms. Loeffler resigned from the Board on February 19, 2025.

(7)      This director was appointed to the Board on December 3, 2024.

(8)      Represents consulting fees earned by Donald J. Trump, Jr. See “Certain Relationships and Related Persons Transactions — Post-Closing Related Party Transactions — Consulting Agreements” for additional information.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of UHY LLP

The audit committee of the Board has selected UHY LLP (“UHY”), an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2025, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. UHY has served as our independent registered public accounting firm since July 19, 2023.

Representatives of UHY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the appointment of UHY as our independent registered public accounting firm. However, the audit committee of the Board is submitting the appointment of UHY to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Board will reconsider whether or not to retain UHY. Even if the selection is ratified, the audit committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Change in Our Independent Registered Accounting Firm in July 2023

On July 19, 2023, the audit committee of the Board approved the appointment of UHY as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2023. UHY served as the independent registered public accounting firm of Private PSQ prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), the independent registered public accounting firm of Colombier prior to the Business Combination, was informed on July 19, 2023 that it would be replaced by UHY as the Company’s independent registered public accounting firm following the closing of the Business Combination and the filing of the Company’s Quarterly Report on Form 10-Q for the three (3) and six (6) months ended June 30, 2023.

The reports of Marcum on Colombier’s balance sheets as of December 31, 2022 and December 31, 2021 and the statements of income, changes in stockholders’ deficit and cash flows for the fiscal year ended December 31, 2022 and the period from February 12, 2021 (inception) through December 31, 2021, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained explanatory paragraphs in which Marcum expressed substantial doubt as to Colombier’s ability to continue as a going concern if it did not complete a business combination by September 11, 2023.

As previously disclosed in Colombier’s Current Report on Form 8-K filed with the SEC on November 29, 2021 and in periodic reports on Forms 10-K and 10-Q in each reporting period thereafter, after consultation with Marcum, Colombier’s management team and audit committee concluded that it was appropriate to restate its previously issued audited balance sheet as of June 11, 2021 included as Exhibit 99.1 to Colombier’s Current Report on Form 8-K filed with the SEC on June 17, 2021 and its unaudited and interim financial statements as of and for the three months ended June 30, 2021 contained in the Colombier’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2021. As part of such process, Colombier identified a material weakness in its internal control over financial reporting, solely related to its accounting for complex financial instruments.

During the period from February 12, 2021 (inception) through December 31, 2022 and the subsequent period through July 19, 2023, there were:

•        no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) between Colombier and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Colombier’s financial statements for such periods; and

•        other than the material weakness communicated above, no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Required Vote and Recommendation of the Board for Proposal 2

For the selection by the audit committee of UHY as the independent registered public accounting firm of the Company for the year ending December 31, 2025 to be ratified, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on Proposal 2. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal. Brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the approval of the appointment of UHY will have discretionary voting authority with respect to this matter.

The Board unanimously recommends that you vote FOR Proposal 2.

Independent Registered Public Accounting Firm’s Fees and Services

As described above, UHY was appointed as our independent registered accounting firm in July 2023, upon the dismissal of Marcum. UHY has audited the financial statements of Private PSQ since 2021. The fees of UHY presented below are not representative of the fees to be billed by UHY for PSQ as a public company, but are presented solely to provide our stockholders with a basis to understand our historical relationship with UHY.

The following table presents the aggregate fees billed by UHY and Marcum (including Private PSQ, in the case of UHY), for the fiscal years ended December 31, 2024 and 2023. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	2024(5)	2023(6)	2023(7)
Audit Fees(1)	$835,888	$208,659	$1,022,625
Audit Related Fees(2)	—	—	—
Tax Fees(3)	$—	—	$7,688
All other fees(4)	—	—	—
Total fees	$835,888	$208,659	$1,030,313

____________

(1)      Consists of fees rendered in connection with the audit of our year-end financial statements, review of the interim financial statements included in our quarterly reports, and services normally provided in connection with regulatory filings.

(2)      Consists of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)      Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, as well as technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(4)      All other fees paid for services rendered that are not reported under “Audit Fees,” “Audit Related Fees,” or “Tax Fees.”

(5)      Represents fees billed by UHY for the year ended December 31, 2024.

(6)      Represents fees billed by Marcum for the year ended December 31, 2023.

(7)      Represents fees billed by UHY, including fees billed to Private PSQ, for the year ended December 31, 2023.

Pre-Approval Policies and Procedures of the Audit Committee

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Prior to the Business Combination, all of the services listed in the table above provided by Marcum and UHY were approved by Colombier and Private PSQ, respectively, in accordance with each company’s policies then in effect.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed with management our audited consolidated financial statements and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in the Annual Report.

The audit committee also discussed with UHY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee received the written disclosures and the letter from UHY required by applicable requirements of the PCAOB regarding UHY’s communication with the audit committee concerning independence and has discussed with UHY their independence.

Based upon the review and discussions described above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. We have selected UHY as our independent registered public accounting firm for the year ending December 31, 2025 and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Submitted by the Audit Committee of the Board:

James Rinn, Chair
Davis Pilot III
Blake Masters
Willie Langston

The material in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC. This Audit Committee Report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Overview

The table below provides information concerning beneficial ownership of our common stock as of the record date by each stockholder, or group of affiliated stockholders, as of the record date, by:

•        each of our named executive officers;

•        each of our directors; and

•        all of our current executive officers and directors as a group.

Other than Mr. Seifert, there are no other persons known to the Company to be the beneficial owner of more than 5% of our voting shares.

The following table is based upon information supplied by directors, executive officers and principal stockholders; and Schedule 13G, Schedule 13D and Section 16 filings filed with the SEC through the record date. The column in the table entitled “% of Shares of Class A Common Stock” is based upon 42,325,298 shares of Class A common stock outstanding as of the record date, and the column in the table entitled “% of Class C Common Stock” is based upon 3,213,678 shares of Class C common stock outstanding as of the record date.

Explanation of Certain Calculations in the Table of Certain Beneficial Owners

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. The beneficial ownership of shares of common stock is based on the following: (i) an aggregate of 42,325,298 shares of Class A common stock issued and outstanding, (ii) an aggregate of 3,213,678 shares of Class C common stock issued and outstanding and (iii) 11,450,000 of our outstanding warrants, each whole warrant to become exercisable for one share of Class A common stock; provided, that, the information below excludes the shares of Class A common stock reserved for future awards under the Incentive Plan and the PSQ Holdings, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”).

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(11)		% of Class A Common Stock	% of Class C Common Stock	Voting Percentage
Directors and Named Executive Officers(1)
Michael Seifert	3,256,884	(8)	*	100%	51.53	%(12)
Davis Pilot III(2)	2,210,957	(9)	5.22%	—	2.53%
Nick Ayers(3)	1,345,644	(10)	3.18%	—	1.54%
Bradley Searle	425,000		1.00%	—	*
Blake Masters(4)	66,029		*	—	*
Dusty Wunderlich(5)	1,123,294	(11)	2.65%	—	1.29%
James Rinn	29,645		*	—	*
Willie Langston	222,776		*	—	*
Donald J. Trump, Jr.	551,347		1.30%	—	*
Andrew Weisbecker	42,879		*	—	*
All executive officers and directors as a group (15 individuals)	9,338,112		22.06%	100%	58.49%

____________

*        Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)      Unless otherwise indicated, the business address of each of the following entities or individuals is 313 Datura Street, Suite 200, West Palm Beach, Florida 33401.

(2)      Based solely on a Schedule 13D filed by Davis Pilot III and Davis Pilot, Jr. on July 31, 2023. Fountain Ripple, LLC (“FR I”), Fountain Ripple II, LLC (“FR II”) and Fountain Ripple III, LLC (“FR III”) are the record holders of the shares set forth next to Davis Pilot III. Mr. Pilot is the manager of each of FR I, FR II and FR III. The business address of each of FR I, FR II and FR III is 1055 Hillcrest Road, Mobile, AL 36695.

(3)      The business address for Mr. Ayers is: 3290 Northside Parkway, Suite 675, Atlanta, GA 30327.

(4)      Represents 60,731 shares of Class A common stock held by Mr. Masters and 5,298 shares of Class A common stock held by the Directed Trust Company FBO Blake Masters Roth IRA.

(5)      The business address for each of Mr. Wunderlich and SLDW Holdings, LLC is 1405 Ryun Sun Way, Bozeman, MT 59718.

(6)      The business address for Mr. Malik and Omeed Malik Advisors LLC is 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL. Mr. Malik exercises voting and investment control over the shares that are held by Omeed Malik Advisors LLC.

(7)      The table does not reflect Earnout Equity Awards that may be granted to certain of the Company’s executive officers and directors following the Business Combination and Earnout Equity Awards that holders of Private PSQ common stock immediately prior to the Closing of the Business Combination are eligible to receive. Michael Seifert is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 598,510 shares of Class A common stock in the aggregate, Bradley Searle is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 464,938 shares of Class A common stock in the aggregate, Michael Hebert is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 76,199 shares of Class A common stock in the aggregate, Andrew Weisbecker is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 388,617 shares of Class A common stock in the aggregate, Nick Ayers is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 245,548 shares of Class A common stock in the aggregate, Blake Masters is eligible to receive one or more Earnout Equity Awards with respect to up to approximately 434 shares of Class A common stock. As record holders of FR I, FR II and FR III, Mr. Pilot, Jr. and Mr. Pilot III are eligible to receive, in the aggregate, one or more Earnout Equity Awards with respect to up to approximately 30,407 shares of Class A common stock. The actual amount, timing and form of the Earnout Equity Awards are not determinable at this time. Certain of the Company’s executive officers and directors were also granted RSUs following the Business Combination, which were approved by the Board shortly after the Closing. The table does not reflect the granted RSUs, except to the extent that such RSUs have vested and the underlying Class A common stock is now beneficially owned by the individuals. In connection with the Closing, Michael Seifert was granted 82,500 RSUs, 27,500 of which have vested; Bradley Searle was granted 900,000 RSUs, 300,000 of which have vested; Michael Hebert was granted 100,000 RSUs, 33,332 of which have vested; and Andrew Weisbecker was granted 150,000 RSUs, 50,000 of which have vested.

(8)      Represents 29,750 shares of Class A common stock owned by Mr. Seifert, 13,456 shares owned by Mrs. Sarah Gabel Seifert, and 3,213,678 shares of Class C common stock held by Mr. Seifert.

(9)      FR I, FR II and FR III are the record holders of the shares set forth next to Davis Pilot, Jr.

(10)    Represents 343,891 shares of Class A common stock held by Mr. Ayers, 651,423 shares of Class A common stock held by Mrs. Jamie Ayers and 350,330 shares of Class A common stock held by the J. Nicholas Ayers Irrevocable Trust dated October 2021. Mr. Ayers disclaims beneficial ownership of the shares of Class A common stock held by Mrs. Jamie Ayers and the J. Nicholas Ayers Irrevocable Trust dated October 2021. Includes 30,000 fully vested restricted stock units held directly by C6 Creative Consulting, Inc., of which Mr. Ayers is the managing partner.

(11)    Represents 1,123,294 shares of Class A common stock held by SLDW Holdings, LLC. Mr. Wunderlich is a member and manager of SLDW Holdings, LLC. Mr. Wunderlich disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(12)    As a result of his ownership of 100% of the outstanding Class C common stock, Mr. Seifert as of the date of this proxy statement, and until such time that Mr. Seifert’s shares of Class C common stock are converted to Class A as described elsewhere in this proxy statement, based solely on his ownership of the Class C common stock, will hold approximately 51.53% of our voting power, and control the result of most matters to be voted upon by our stockholders. Each share of Class C common stock held by Mr. Seifert may be converted by Mr. Seifert at any time into one (1) share of Class A common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities.

Based solely upon a review of those reports and written representations provided to us by all of our directors and executive officers, we believe that during the year ended December 31, 2024, our directors, executive officers and greater than 10% stockholders timely filed all reports they were required to file under Section 16(a), except that a Form 4 for Andrew Weisbecker disclosing the grant of restricted stock units on March 18, 2024, was not filed (such grant was subsequently reported on a Form 4 filed January 31, 2025); a Form 4 filing for Andrew Weisbecker reporting the net settlement of tax withholding upon the vesting of RSUs on September 1, 2024, was not filed (such net settlement was subsequently reported on a Form 4 filed January 31, 2025), a Form 4 filing for

Andrew Weisbecker reporting the vesting of RSUs and related net settlement of tax withholding upon the vesting of RSUs on September 25, 2024, was not filed (such vesting and net settlement was subsequently reported on a Form 4 filed January 31, 2025), a Form 4 for Michael Hebert disclosing the grant of RSUs on January 26, 2024, was not filed (such grant was subsequently reported on a Form 4 filed January 31, 2025); a Form 4 for Michael Hebert disclosing the grant of RSUs on March 18, 2024, was not filed (such grant was subsequently reported on a Form 4 filed January 31, 2025); a Form 4 filing for Michael Hebert reporting the net settlement of tax withholding upon the vesting of RSUs on September 1, 2024, was not filed (such net settlement was subsequently reported on a Form 4 filed January 31, 2025); a Form 4 filing for Michael Hebert reporting the vesting of RSUs and related net settlement of tax withholding upon the vesting of RSUs on September 25, 2024, was not filed (such vesting and net settlement was subsequently reported on a Form 4 filed January 31, 2025); a Form 4 for Dusty Wunderlich disclosing the grant of RSUs on March 27, 2024, which was filed on January 31, 2025; a Form 4 filing for Bradley Searle reporting the vesting of RSUs and related net settlement of tax withholding upon the vesting of RSUs on September 25, 2024, which was filed on December 12, 2024; a Form 4 filing for Michael Seifert disclosing the grant of RSUs on September 25, 2023, was not filed (such grant was subsequently reported on a Form 4 filed December 11, 2024); a Form 4 filing for Michael Seifert disclosing an RSU grant made to his spouse on September 25, 2023, was not filed (such grant was subsequently reported on a Form 4 filed December 11, 2024); a Form 4 filing for Michael Seifert reporting the net settlement of tax withholding upon the vesting of RSUs held by Mr. Seifert’s spouse on September 25, 2024, was not filed (such net settlement was subsequently reported on a Form 4 filed December 11, 2024); and a Form 4 filing for Nicholas Ayers reporting the vesting of RSUs on September 25, 2024, was not filed (such vesting was subsequently reported on a Form 4 filed November 4, 2024).

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Other than as listed below, during 2023 and 2024, we were not a participant in any transaction or series of transactions in which the amount involved did exceed or may exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for 2023 and 2024 in which any directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members (each, a “Related Person”) had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” beginning on page 29 and “Director Compensation” on page 14.

We intend to ensure that in accordance with the audit committee charter, that the audit committee shall conduct reasonable prior review and oversight of all related party transaction for potential conflicts of interest, except for transactions involving the compensation of executive officers or directors, which shall be overseen by the compensation committee.

Pre-Closing Related Party Transactions

Private PSQ

Private PSQ Convertible Debt Notes Investment

Prior to the Business Combination, Private PSQ entered into a debt financing, pursuant to which Private PSQ issued $22.5 million of 5% mandatorily convertible notes (the “Private PSQ Convertible Debt Notes”) which converted into shares of common stock of Private PSQ immediately prior to the Closing of the Business Combination. In connection with the Private PSQ Convertible Debt Notes offering, the following related persons transactions occurred:

On April 7, 2023, Blake Masters, a member of our Board, and certain of his affiliates subscribed for $205,000 of Private PSQ Convertible Debt Notes in the aggregate.

On June 12, 2023, Davis Pilot III, a member of our Board, through Fountain Ripple III, LLC (“FR III”), as sole manager of FR III and along with other members of FR III, subscribed for $2.9 million of Private PSQ Convertible Debt Notes.

Consulting Fees

Nick Ayers, a member of our Board, through his consulting company, C6 Creative Consulting, Inc., entered into a consulting agreement with our subsidiary, EveryLife, Inc. (“EveryLife”) in June 2023, pursuant to which Mr. Ayers received $10,000 per month and was expected to receive a grant of 40,000 RSUs, subject to approval by our Board shortly after Closing, in connection with consulting services to EveryLife (the “C6 — EveryLife Consulting Agreement”). The C6 — EveryLife Consulting Agreement was terminated on November 29, 2023.

EveryLife

In February 2023, Private PSQ completed a stock-for stock transaction to purchase 100% of the outstanding shares of EveryLife from Nick Ayers, his wife Jamie Ayers and their trust, The J. Nicholas Ayers 2021 Irrevocable Trust, pursuant to which Private PSQ issued 55,000 shares of common stock. Following the sale, EveryLife became a wholly-owned subsidiary of Private PSQ.

Neither Nick Ayers nor Jamie Ayers was an executive officer or director of Private PSQ at the time of the transaction. However, following the Closing, Nick Ayers was appointed to our Board.

Indemnification of Our Directors and Officers

Our restated certificate of incorporation provides that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

Concurrently with the Closing, we entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in our restated certificate of incorporation.

Post-Closing Related Party Transactions

Amended and Restated Registration Rights Agreement

On July 19, 2023, in connection with the Closing, we, the Colombier Sponsor and certain Private PSQ stockholders, including Michael Seifert, our Founder, President, Chief Executive Officer and Chairman of the Board, Sebastian Harris, our former Chief Operating Officer, Bradley Searle, our Chief Financial Officer and Treasurer, Andrew Weisbecker, our Chief Product Officer, Nick Ayers, a member of our Board, Jamie F. Ayers, the wife of Nick Ayers, Fountain Ripple, LLC, Fountain Ripple II, LLC, entities whose sole manager is Davis Pilot III, a member of our Board, J. Nicholas Ayers Irrevocable Trust dated October 2021, an irrevocable trust controlled by Nick Ayers, a member of our Board and the Stephen R. Seifert Rev Living Trust Dated November 2004, a trust controlled by Stephen R. Seifert, father of Michael Seifert, our Founder, President, Chief Executive Officer and Chairman of the Board (the “New Investors” and together with the Colombier Sponsor, the “Investors”) entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, we are obligated to file one or more registration statements to register the resales of Class A common stock held by the Investors after the Closing, including Class A common stock that was issued upon conversion of Colombier Class B common stock, or issuable upon conversion of Class C common stock, and Earnout Shares. One or more Investors holding 20% of the aggregate number of registrable securities owned by all Investors are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities (up to a maximum of four demand registrations). The Registration Rights Agreement also provides such Investors with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, we agreed to indemnify the Investors and certain persons or entities related to such Investors such as their officers, directors, employees and agents and each person who controls such Investor (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the Investors sell their registrable securities, unless such liability arose from such Investor’s misstatement or alleged misstatement, or omission or alleged omission, and the Investors including registrable securities in any registration statement or prospectus agreed to indemnify us and certain persons or entities related to us such as our officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents.

Agreements with Farvahar Capital LLC

On August 14, 2023, we entered into an engagement letter agreement with Farvahar providing for the engagement of Farvahar as strategic consultant to provide strategic advice and assistance in connection with our capital markets strategy, acquisition strategy, investor relations strategy and other strategic services, effective upon approval of the engagement letter by our independent directors. As consideration, Farvahar receives a monthly cash fee of $80,000, and reimbursement of reasonable documented expenses, which shall not exceed $60,000 in the aggregate without our prior written approval. The engagement letter also provides that we will engage Farvahar as nonexclusive consultant in connection with any capital markets financing or related activity. The engagement letter will expire after one (1) year, unless terminated by us or Farvahar upon thirty (30) days’ prior written notice. We also agreed to indemnify Farvahar in connection with claims arising in connection with the services offered pursuant to the engagement letter agreement. A former director, Omeed Malik, is Chairman and CEO and indirect sole owner of Farvahar.

In December 2023 we entered into a letter agreement with Farvahar (the “Farvahar Letter Agreement”) to engage Farvahar as an advisor to the Company in connection with its acquisition of Credova Financial LLC (the “Acquisition”). The term of the Farvahar Letter Agreement was the earlier of twelve (12) months from the date of the agreement or the consummation of the Acquisition, which occurred on March 13, 2024. As consideration, Farvahar received $150,000 paid at the closing of the Acquisition and Class A common stock in the Company of 4% of the gross enterprise value or total consideration paid with respect to the Acquisition.

Harris Separation Agreement

On August 25, 2023, the Company and its former Chief Operating Officer, Sebastian Harris, entered into a separation and release of claims agreement (the “Separation Agreement”) providing for the Mr. Harris’ departure from his position to pursue other business opportunities. The effective date of Mr. Harris’ departure was August 25, 2023 (the “Separation Date”). Pursuant to the Separation Agreement, Mr. Harris’ was entitled to receive continued payment of his 2023 annual base salary for a period of 12 months, subject to his compliance with the Separation Agreement, including a release of claims in favor of the Company, certain restrictive covenants described below and the forfeiture to the Company by the Mr. Harris of 1,704,223 shares of the Company’s Class A common stock. In addition, the Separation Agreement provides that Mr. Harris will not be granted further equity of the Company, including restricted stock units or earnout compensation; however, Mr. Harris remains eligible to receive certain earnout compensation as a former shareholder of Private PSQ. Subject to eligibility, the Separation Agreement provided for continued payment by the Company of the Company’s share of COBRA premiums for Mr. Harris’ health benefit coverage for a period of up to 12 months following the Separation Date. The Separation Agreement also provides for, among other things, non-disclosure and non-solicitation obligations applicable to Mr. Harris and mutual non-disparagement obligations.

Consulting Agreements

On November 29, 2023, we entered into a consulting agreement with Nick Ayers, a member of our Board, through his consulting company, C6 Creative Consulting, Inc., pursuant to which Mr. Ayers receives $30,000 per month and was granted 120,000 RSUs, in connection with consulting services provided to the Company, including in regard to outreach, marketing and growth initiatives for the Company and EveryLife. Pursuant to the consulting agreement, 30,000 RSUs vested on November 29, 2023, 60,000 RSUs would vest on May 3, 2024, and 30,000 RSUs would vest on November 1, 2024. On February 27, 2024, Mr. Ayers forfeited for no consideration, the 60,000 RSUs that were to vest on May 3, 2024. In connection with the execution of this agreement, the C6 — EveryLife Consulting Agreement was terminated.

On August 9, 2024, we entered into a consulting agreement with Donald J. Trump, Jr., pursuant to which Mr. Trump is entitled to receive $42,000 per month and was granted 100,000 restricted stock units, in connection with consulting services provided to the Company. Pursuant to the consulting agreement, the RSU grant will vest in full on August 13, 2025. The initial term of the consulting agreement is 12 months from the date of the agreement (the “Initial Term”), and following the Initial Term, the consulting agreement is automatically renewable on a month-to-month basis, as is determined by the Company and Mr. Trump.

Private Placement Notes

On March 13, 2024, the Company entered into convertible note purchase agreements (“March Convertible Note Purchase Agreements”) for the purchase of $10,000,000 of 9.75% convertible notes (the “March Private Placement Notes”) by affiliates of PSQ board member Davis Pilot III (together, the “Note Purchasers”). Concurrent with the execution of the March Convertible Note Purchase Agreements, the proceeds were deposited into an escrow account. The March Private Placement Notes were issued, and the proceeds released to the Company from the escrow account, following stockholder approval of the issuance of the March Private Placement Notes and the shares issuable upon conversion of the March Private Placement Notes (the “March Private Placement Note Securities”). The Company’s stockholders approved the issuance of the March Private Placement Notes and the March Private Placement Note Securities as part of the annual stockholder meeting in April 2024 and the funds were received May 3, 2024.

On August 13, 2024, the Company entered into a second series of convertible note purchase agreements (“August Convertible Note Purchase Agreements” and, together with the March Convertible Note Purchase Agreements, the “Convertible Note Purchase Agreements”) for the purchase of $10,000,000 of 9.75% convertible notes (the “August Private Placement Notes” and, together with the March Private Placement Notes, the “Private Placement Notes”) by the Note Purchasers. The Company’s Board approved the issuance of the shares underlying the August Private Placement Notes (the “August Private Placement Note Securities” and, together with the March Private Placement Note Securities, the “Private Placement Note Securities”) as part of a unanimous written consent dated August 13, 2024.

The Note Purchasers also entered into registration rights agreements (the “Private Placement Registration Rights Agreements”) with the Company, pursuant to which, among other things, the Company will be obligated to file a registration statement to register the resale of the Private Placement Note Securities within a certain period after the closing of the Convertible Note Purchase Agreements, upon demand by holders of a majority of the registrable securities. The Private Placement Registration Rights Agreements also provide for certain additional demand registration and “piggy-back” registration rights, subject to certain requirements and conditions.

The Note Purchasers also entered into lock-up agreements pursuant to which they will be subject to trading restrictions and restrictions against selling short or hedging Company securities for a period of 12 months after the closing of each Convertible Note Purchase Agreement (the “Note Purchaser Lock-Up Agreements”).

As a condition to the willingness of the Note Purchasers to enter into the March Convertible Note Purchase Agreements, Michael Seifert, our Chief Executive Officer, President, and Chairman, and the Note Purchasers entered into a stockholder support agreement (the “Stockholder Support Agreement”), pursuant to which Mr. Seifert agreed to support and to vote in favor of any proposals presented to holders of Company Class C common stock in connection with the March Convertible Note Purchase Agreements or the March Private Placement Notes.

The Private Placement Notes are convertible into Private Placement Note Securities at any time that the Private Placement Notes are outstanding at the option of the holder, at an initial Conversion Price of $4.63641, which conversion price shall automatically adjust for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary, combinations, recapitalization, reclassifications, extraordinary distributions or similar events. At the initial conversion price, the Private Placement Notes are convertible into an aggregate of approximately 2,156,842 shares of the Company’s Class A common stock.

Securities Purchase Agreement

On October 24, 2024, the Company closed a private investment in public equity transaction (“PIPE”), through which it sold an aggregate of 1,981,483 shares of Class A common stock at $2.70 per share, for an aggregate purchase price of approximately $5.35 million pursuant to a Securities Purchase Agreement, dated October 22, 2024, by and among the Company and the purchasers party thereto (the “Securities Purchase Agreement” or “SPA”). The Purchasers included (i) Descante Capital, LLC, which is an affiliate of former Board member Kelly Loeffler, (ii) Be Led, LLC, which is controlled by Steve Seifert, the father of Michael Seifert, and (iii) Willie Langston, who was not a director at the time. Willie Langston was subsequently appointed as a director of our Board in December 2024.

Pursuant to the Securities Purchase Agreement, the Purchasers have also agreed not to sell or transfer the shares purchased in the PIPE, subject to certain exceptions, until the earlier of (A) the one year anniversary of the date of the closing of the PIPE or (B) the date on which the Company completes a liquidation, merger or other similar transaction resulting in all of the Company’s stockholders exchanging shares for other property.

In connection with the PIPE offering, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other customary terms and indemnification provisions, the Company agreed to prepare and file a registration statement for the resale of (i) all of the shares purchased in the PIPE and (ii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares (together, the “Registrable Securities”), on or before the 180th calendar day following the Closing Date (as defined in the SPA) and use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable and no later than the 90th calendar day following the filing date, and use its commercially reasonable efforts to keep such registration statement continuously effective until the date that all Registrable Securities covered by such registration statement (i) have been sold, or (ii) may be sold by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Policies for Approval of Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•        the related person’s interest in the related person transaction;

•        the approximate dollar value of the amount involved in the related person transaction;

•        the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•        whether the transaction was undertaken in the ordinary course of our business;

•        whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•        the purpose of, and the potential benefits to us of, the transaction; and

•        any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•        interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and the amount involved in the transaction is less than the greater of $1,000,000 or 2% of the annual gross revenues of the company receiving payment under the transaction; and

•        a transaction that is specifically contemplated by provisions of our restated certification of incorporation or amended and restated bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

EXECUTIVE OFFICERS

The following table provides the name, age and position of each of our executive officers as of the record date. Certain biographical information for each executive officer follows the table.

Name	Age	Position
Michael Seifert	29	Founder, President, Chief Executive Officer, and Chairman of the Board
Bradley Searle	31	Chief Financial Officer and Treasurer
Mike Hebert	47	Chief Operating Officer
James Giudice	38	Chief Legal Officer, General Counsel, and Secretary
Dusty Wunderlich	44	Chief Strategy Officer
Randy Carlson	50	Chief Technology Officer
Brian Billingsley	40	President of Financial Technology
Andrew Weisbecker	42	President of Marketplace
Sarah Gabel Seifert	31	President of EveryLife, Inc.

Michael Seifert — For biographical information about Mr. Seifert, see “Proposal 1 — Election of Directors — Continuing Directors Not Standing for Election at the Annual Meeting” above.

Bradley Searle is our Chief Financial Officer and Treasurer, a position he has held since March 2021. Prior to joining PSQ, Mr. Searle was the owner of Springbound LLC, a small business that supplied healthy snacks to stores nationwide and to the Houston Texans organization, from 2017 through 2021. Between 2020 and 2021, Mr. Searle was also a senior revenue accountant at 24 Hour Fitness, a privately owned and operated fitness center chain. From 2018 to 2020, Mr. Searle was an assistant controller at MedBridge Development, a business management company focusing on services to ambulatory surgery centers and physician practices, where he prepared financial statements for three ambulatory surgery centers. From 2017 to 2018, Mr. Searle was an audit associate at PricewaterhouseCoopers LLP. Mr. Searle holds a Bachelor’s Degree in Business Administration with a focus in Accounting from Westmont College and is a Certified Public Accountant (inactive).

Mike Hebert is our Chief Operating Officer, a position he has held since April 2024. He has been a leader within the human resources and operations space for over fifteen years, with a special focus on the technology sector. Establishing high performance cultures is Mr. Hebert’s specialty as he leverages his deep experience in implementing programs that raise the bar on performance and talent. He has also developed top-performing talent acquisition teams to enable significant company growth. Prior to joining PSQ, Mr. Hebert was the Chief Operating Officer at Parler from May 2021 through December 2022; and Head of Human Resources for edX from February 2017 through January 2021. Mr. Hebert earned his B.S. in MIS from Rensselaer Polytechnic Institute.

James M. Giudice is our Chief Legal Officer, General Counsel, and Secretary, positions he has held since March 2024. Prior to joining the Company, Mr. Giudice had served as General Counsel and Chief Legal Officer of Credova Financial, LLC (“Credova Financial”) since January 2022. Prior to serving at Credova Financial, Mr. Giudice served as Corporate Counsel for Markel Group Inc. (NYSE: MKL) from November 2021 to January 2022, and as a corporate attorney for Williams, Mullen, Clark & Dobbins P.C. from September 2017 to October 2021. Additionally, he serves as an officer in the United States Marine Corps reserve. Mr. Giudice received his B.S. in Business Administration from The Ohio State University Fisher College of Business with a specialization in Finance and received his J.D. from the University of Richmond School of Law.

Dusty Wunderlich — For biographical information about Mr. Wunderlich, see “Proposal 1 — Election of Directors — Nominees for Re-Election as Class II Directors at the Annual Meeting” above.

Randy Carlson is our Chief Technology Officer, a position he has held since August 2024. Prior to serving in this role, Mr. Carlson served as our Senior Vice President of Engineering since January 2023. In his role as Chief Technology Officer, Mr. Carlson leads the engineering and technology strategy for the Company’s marketplace, brand, and fintech divisions. With a deep background in software engineering, product development and cloud infrastructure, Mr. Carlson is focused on delivering scalable and high-performing technology solutions that drive business growth. Prior to joining the Company, Randy served as the Director of Engineering at Target from 2014 to 2022, where he directed engineering teams responsible for omnichannel retail fulfillment, mapping, and location-based services. His tenure included overseeing the development of critical cloud-based systems and advancing engineering best practices within large-scale enterprise environments. Mr. Carlson received his Bachelor’s Degree in Computer Science from Metropolitan State University and his Bachelor’s Degree in Graphic Design from Bemidji State University.

Brian Billingsley is our President of Financial Technology, a position he has held since March 2024. Mr. Billingsley has more than 15 years of experience in payments, e-commerce, and consumer credit. In December 2020, Mr. Billingsley co-founded Basis Theory, a fully programmable vault for independently controlling payment data, where he served as Chief Operating Officer until April 2023. Mr. Billingsley currently sits on its board of directors. Mr. Billingsley’s experience also includes the launch of Klarna in the United States, where he served as North American CEO from March 2014 to March 2017, and Chief Revenue Officer for Modopayments, a payments orchestration platform with Fortune 100 customers, from December 2017 to December 2020. Prior to his time at Modopayments, Mr. Billingsley served as Director of Strategic Business Development and senior leadership team member for Alliance Data (now Bread Financial), a leading provider of private label and co-branded credit for many of the world’s most recognizable brands, from July 2011 to March 2014, and as a member of the Enterprise Strategy team at FIS — the world’s largest Fintech company, from April 2010 to July 2011.

Andrew Weisbecker is our President of Marketplace, a position he has held since August 2022. With over 15 years in digital product strategy, Mr. Weisbecker previously spent 14 years in product management at Target Corporation, where he held a variety of management roles building shopping experiences at the intersection of stores and digital, including the Target app, Target Wallet, and Drive Up. During his time there, he helped launch mobile from zero to an award-winning, multi-billion dollar omnichannel shopping platform. From 2017 – 2019, he also served as a board member at a private Montessori school. Mr. Weisbecker holds a Bachelor’s Degree in Film & Television from the University of Wisconsin, Madison.

Sarah Gabel Seifert is the President and Co-Founder of our subsidiary, EveryLife, Inc., a position she has held since May 2023. Previously, from February 2022 to August 2023, Ms. Gabel served as the Director of Sales at Private PSQ, where she spearheaded the development of a new advertising platform that resulted in $1 million annual recurring revenue within the first year of launching. From 2020 to 2021, Sarah Gabel held the position of Client Services Director at the Pregnancy Resource Center in San Clemente. In this role, she managed and trained a team of over 80 volunteers while providing essential support to hundreds of vulnerable women facing unplanned pregnancies. Prior to that, she held various leadership positions at JH Ranch, a non-profit organization dedicated to strengthening and restoring the family unit.

Election of Officers

Our executive officers are currently elected by the Board on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Objectives and Overview

As a mission-driven technology company, we believe our employees are our most valuable resource. We believe that the skill, talent, judgment and dedication of our executive officers and other key employees are critical factors affecting our long-term stockholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards, and reward the achievement of clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. We believe that for our company, stock-based compensation is a significant motivator in attracting employees, and while base salary and the potential for cash bonuses must be at competitive levels, performance is most significantly affected by appropriately relating the potential for creating stockholder value to an individual’s compensation potential through the use of equity awards.

Compensation Committee

The compensation committee of the Board is comprised of two non-employee members of the Board. The compensation committee reviews the performance of our management in achieving corporate objectives and aims to ensure that the executive officers are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the compensation committee annually reviews the performance of each executive officer. Our Chief Executive Officer, as the manager of the executive team, assesses our executive officers’ contributions to the corporate goals and makes a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and equity award for each member of the executive team other than himself. The compensation committee meets with the Chief Executive Officer to evaluate, discuss and modify or approve these recommendations. The compensation committee also conducts a similar evaluation of the Chief Executive Officer’s contributions when the Chief Executive Officer is not present, and determines any increase in salary, cash bonus and equity award.

2024 Summary Compensation Table

The following table summarizes the compensation that we paid to our Chief Executive Officer and each of our two other most highly compensated executive officers during the year ended December 31, 2024. We refer to these executive officers in this proxy statement as our named executive officers.

Prior to the consummation of the Business Combination, none of the officers or directors of Colombier received any compensation for services rendered to the Company. The Colombier Sponsor, and the Company’s officers, directors and their respective affiliates were reimbursed for out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Other than as set forth in the table and described more fully below, during the fiscal year ended December 31, 2023, Private PSQ did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the named executive officers. The compensation reported in this summary compensation table below is not necessarily indicative of how we will compensate our named executive officers in the future.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)(4)	All Other Compensation ($)(2)	Total ($)
Michael Seifert	2024	418,750	—	—	14,831	433,581
Founder, President, Chief Executive Officer and Chairman of the Board	2023	283,311	18,956	834,900	82,811	1,219,978
Bradley Searle	2024	381,250	—	—	15,831	397,081
Chief Financial Officer and Treasurer	2023	245,076	—	9,108,000	13,063	9,366,139
Andrew Weisbecker	2024	364,583	7,801	58,105	13,028	443,517
President of Marketplace	2023	319,621	—	1,518,000	12,837	1,850,458

____________

(1)      Upon consummation of the Business Combination, Mr. Seifert was appointed to serve as our President, Chief Executive Officer, and Chairman of the Board; Mr. Searle was appointed to serve as our Chief Financial Officer and Treasurer; and Mr. Weisbecker was appointed to serve as our Chief Product Officer. Prior to July 2023, Mr. Seifert served as the Chief Executive Officer, and Chairman of the Board of Private PSQ; Mr. Searle served as Chief Financial Officer of Private PSQ; and Mr. Weisbecker served as Chief Product Officer at Private PSQ.

(2)      All Other Compensation includes:

(a)      for Mr. Seifert, the 2024 amount was composed of 401(k) matching contributions for his benefit; and the 2023 amount was composed of a $15,000 automobile allowance, 401(k) matching contributions for his benefit, $22,165 for moving expenses, and $35,710 attributed to a control share premium with respect to the Class C common stock held by Mr. Seifert;

(b)      for Mr. Searle, the 2024 amount was composed of 401(k) matching contributions for his benefit; and the 2023 amount was composed of 401(k) matching contributions for his benefit and moving expenses; and

(c)      for Mr. Weisbecker, the 2024 amount was composed of 401(k) matching contributions for his benefit; and the 2023 amount was composed of $12,837 of 401(k) matching contributions for his benefit.

(3)      The amounts reported in this column represent the aggregate grant date fair value of restricted stock units awarded computed in accordance with FASB ASC Topic 718.

(4)      The material terms of the restricted stock units granted in 2024 are as follows:

Name	Grant Date	Number of RSUs (#)	Vesting Date
Michael Seifert	—	—	—
Bradley Searle	—	—	—
Andrew Weisbecker	—	11,786	(a)

____________

(a)      The restricted stock unit award vested in full on September 1, 2024.

Narrative Disclosure to the Summary Compensation Table

Pre-Closing Employment Agreements

Michael Seifert, as founder and Chief Executive Officer of Private PSQ, has largely controlled all significant decisions of PSQ since its inception. Because of this unique role, Mr. Seifert previously was not a party to an employment agreement or letter agreement with Private PSQ, and instead his compensation was set in consultation with the Board.

The following discussion describes the letter agreements to which certain of our named executive officers were a party prior to the Business Combination.

Bradley Searle.    On March 5, 2021, Private PSQ entered into an employment letter agreement with Mr. Searle, pursuant to which Mr. Searle began serving as Chief Financial Officer effective as of March 16, 2021. The employment letter agreement provided for an indefinite term of employment. Pursuant to the employment letter agreement, Mr. Searle was entitled to an hourly salary of $45.00 an hour. The employment letter agreement also provided that Mr. Searle was eligible to participate in a number of Private PSQ-sponsored benefit plans, programs and arrangements.

Andrew Weisbecker.    On August 8, 2022, Private PSQ entered into an employment letter agreement with Mr. Weisbecker, pursuant to which Mr. Weisbecker began serving as Chief Product Officer effective as of August 10, 2022. The employment letter agreement provided for an indefinite term of employment. Pursuant to the employment letter agreement, Mr. Weisbecker was entitled to an annual base salary of $275,000. The employment letter agreement also provided that Mr. Weisbecker was eligible to participate in a number of Private PSQ-sponsored benefit plans, programs and arrangements.

Health and Welfare Plans.

Our named executive officers are eligible to participate in the employee benefit plans that we offer to our employees generally, including medical, life and accidental death and dismemberment, and short- and long-term disability benefits in the United States.

401(k) Plan

We maintain a tax-qualified retirement plan that provides all full-time employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under Code.

We match 100% of participant deferrals up to 3% of a participant’s compensation, plus 50% of participant deferrals in excess of 3%, and up to 5% of employee’s compensation for a maximum matching contribution equal to 5% of a participant’s compensation under a safe harbor provision. Participants are immediately vested in their contributions and in company safe harbor contributions plus actual earnings thereon.

Executive Compensation After the Business Combination

Michael Seifert.    In connection with the Business Combination, Mr. Seifert executed an employment agreement (the “Seifert Employment Agreement”), pursuant to which Mr. Seifert began serving as our President and Chief Executive Officer effective as of the Closing. The Seifert Employment Agreement provides for Mr. Seifert’s at-will employment and an annual base salary of $500,000, an annual bonus with a target amount equal to 50% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly-situated employees. In addition, the Seifert Employment Agreement provides that, subject to the approval of our Board, Mr. Seifert be granted an award of 12,500 restricted stock units (“RSUs”) (before any change in capitalization that may occur between the Closing and the date of grant) under the Incentive Plan, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the Closing Date, subject to his continued performance of service for PSQ through each vesting date. The severance provisions contained in the Seifert Employment Agreement are described below under “Potential Payments Pursuant to NEO New Employment Agreements Upon Termination or Change in Control.” Mr. Seifert has also entered into customary restrictive covenant agreements, which include confidentiality, non-competition, non-solicitation of employees and consultants, non-solicitation of customers and suppliers, and non-disparagement covenants.

Bradley Searle.    In connection with the Business Combination, Mr. Searle executed an employment agreement (the “Searle Employment Agreement,” and together with the Seifert Employment Agreement and the Harris Employment Agreement, the “NEO New Employment Agreements”), pursuant to which Mr. Searle began serving as our Chief Financial Officer effective as of the Closing. The Searle Employment Agreement provides for Mr. Searle’s at-will employment and an annual base salary of $400,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly situated employees. In addition, the Searle Employment Agreement provides that, subject to the approval of our Board, Mr. Searle be granted an award of 150,000 RSUs (before any change in capitalization that may occur between the Closing and the date of grant) under the Incentive Plan, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the Closing Date, subject to his continued performance of service for PSQ through each vesting date. In addition to the 150,000 RSUs contemplated by the Searle Employment Agreement, it is anticipated that we will make an award to Mr. Searle of an additional 750,000 RSUs, subject to approval of our Board, resulting in an aggregate award of 900,000 RSUs to Mr. Searle. The severance provisions contained in the Searle Employment Agreement are described below under “Potential Payments Pursuant to NEO New Employment Agreements Upon Termination or Change in Control.” Mr. Searle has also entered into customary restrictive covenant agreements, which include confidentiality, non-competition, non-solicitation of employees and consultants, non-solicitation of customers and suppliers, and non-disparagement covenants.

Andrew Weisbecker.    In connection with the Business Combination, Mr. Weisbecker executed an employment agreement (the “Weisbecker Employment Agreement,” and together with the Seifert Employment, the Searle Agreement, the “NEO New Employment Agreements”), pursuant to which Mr. Weisbecker began serving as our Chief Product Officer effective as of the Closing. The Weisbecker Employment Agreement provides for Mr. Weisbecker’s at-will employment and an annual base salary of $350,000, an annual bonus with a target amount equal to 35% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly situated employees. In addition, the Weisbecker Employment Agreement provides that, subject to the approval of our Board, Mr. Weisbecker be granted an award of 75,000 RSUs (before any change in capitalization that may occur between the Closing and the date of grant) under the Incentive Plan, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the Closing Date, subject to his continued performance of service for PSQ through each vesting date. The severance provisions contained in the Weisbecker Employment Agreement are described below under “Potential Payments Pursuant to NEO New

Employment Agreements Upon Termination or Change in Control.” Mr. Weisbecker has also entered into customary restrictive covenant agreements, which include confidentiality, non-competition, non-solicitation of employees and consultants, non-solicitation of customers and suppliers, and non-disparagement covenants.

Potential Payments Pursuant to NEO New Employment Agreements Upon Termination or Change in Control

New NEO Employment Agreements

Prior to the Closing we did not offer or have in place for our named executive officers any formal retirement, severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control. The following describes the potential payments pursuant to the NEO New Employment Agreements upon termination or a change in control.

Michael Seifert.    The Seifert Employment Agreement provides that if Mr. Seifert’s employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Seifert Employment Agreement), in either case within the period beginning three months before and ending twelve months after a Change in Control (as defined in the Seifert Employment Agreement) (the “Change in Control Period”), then Mr. Seifert will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) 18 months of base salary and (y) an amount equal to 150% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 18 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Seifert Employment Agreement also provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Seifert will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of 15 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 15 months. The Seifert Employment Agreement contains a Section 280G limited cutback, pursuant to which Mr. Seifert is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Seifert becomes subject to excise tax imposed by Section 4999 of the Code.

Bradley Searle.    The Searle Employment Agreement provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Searle Employment Agreement), in either case within the Change in Control Period, then Mr. Searle will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) 15 months of base salary and (y) an amount equal to 125% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 15 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Searle Employment Agreement also provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Searle will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of 12 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 12 months. The Searle Employment Agreement contains a Section 280G limited cutback, pursuant to which Mr. Searle is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Searle becomes subject to excise tax imposed by Section 4999 of the Code.

Andrew Weisbecker.    The Weisbecker Employment Agreement provides that if Mr. Weisbecker’s employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Weisbecker Employment Agreement), in either case within the period beginning three months before and ending twelve months after a Change in Control (as defined in the Weisbecker Employment Agreement) (the “Change in Control Period”), then Mr. Weisbecker will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) 15 months of base salary and (y) an amount equal to 125% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 15 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Weisbecker Employment Agreement also provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Weisbecker will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of 12 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 12 months. The Weisbecker Employment Agreement contains a Section 280G limited cutback, pursuant to which Mr. Weisbecker is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Weisbecker becomes subject to excise tax imposed by Section 4999 of the Code.

2024 Salary Adjustments

Effective February 1, 2024, certain executives agreed to voluntary compensation decreases in order to indicate their support for the Company’s cost reduction measures. Mr. Seifert’s base salary was reduced from $500,000 per annum to $400,000 per annum, and Mr. Searle’s base salary was reduced from $400,000 per annum to $375,000 per annum. Effective November 1, 2024, certain executives agreed to additional voluntary compensation decreases. Mr. Seifert’s base salary was reduced by 25% from $400,000 per annum to $300,000 per annum, and Mr. Searle’s base salary was reduced by 20% from $375,000 per annum to $300,000 per annum. On February 26, 2025, the compensation committee determined to reinstate the base salaries for certain of the executives, including for Mr. Searle, effective as of the next pay period. Mr. Seifert’s base salary remains at the reduced amount of $300,000 per annum as of the date of this proxy statement.

Outstanding Equity Awards as of December 31, 2024

The following table sets forth outstanding equity awards held by each of our named executive officers as of December 31, 2024. The vesting provisions applicable to each outstanding restricted stock unit is described in the footnotes to the following table.

	Stock Awards
Name and Principal Position	Grant Date	Number of shares or units of stock that have not vested (#)(1)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Michael Seifert Founder, President, Chief Executive Officer and Chairman of the Board	09/25/2023	55,000	(1)	$249,700	—	—
Bradley Searle Chief Financial Officer and Treasurer	09/25/2023	600,000	(1)	$2,724,000	—	—
Andrew Weisbecker President of Marketplace	09/25/2023	100,000	(1)	$454,000	—	—

____________

(1)      One-third of the restricted stock unit award vested on September 25, 2024, one-third of the restricted stock unit award will vest on September 25, 2025 and one-third of the restricted stock unit award will vest on September 25, 2026, subject to the individual’s continued employment with the Company.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

You received these proxy materials because you owned shares of PSQ common stock as of April 21, 2025, the record date for the Annual Meeting, and our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.

Why does the Company need to hold an annual meeting of stockholders?

The Annual Meeting is being held, in part, to satisfy the annual meeting requirement of NYSE. Section 302 of the NYSE’s Listed Company Manual states that a listed company must have an annual stockholders’ meeting during each fiscal year. Further, pursuant to Section 211 of the Delaware General Corporation Law, Delaware corporations are required to hold an annual meeting for the election of directors.

How do I attend the Annual Meeting online?

We will host the Annual Meeting exclusively live online. Any stockholder can attend the Annual Meeting live online and submit questions during the meeting at https://www.cstproxy.com/publicsq/2025. To enter the Annual Meeting, you will need the 12-digit control number included in your proxy card (if you received a printed copy of the proxy materials). Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at https://www.cstproxy.com/publicsq/2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. On the record date, there were 42,325,298 shares of the Company’s Class A common stock and 3,213,678 shares of the Company’s Class C common stock issued and outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting on the matters described in this proxy statement.

Each holder of Class A common stock is entitled to one vote per share of Class A common stock held. Each holder of Class C common stock has the right to a number of votes (rounded up to the nearest whole number) per share of Class C common stock held of record by such holder as of the record date equal to (i) (x) the total number of shares of Class A common stock entitled to vote on such matter as of the record date, plus (y) one hundred (100); divided by (ii) the total number of shares of Class C common stock issued and outstanding as of the record date. Consequently, since Mr. Seifert is the sole holder of the Class C common stock as of the record date, he possesses approximately 51.53% of the voting power of our common equity based solely on his ownership of Class C common stock, and, as a result Mr. Seifert has the ability to control the result of the matters to be voted upon at the Annual Meeting.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for 10 days before the meeting at our principal place of business, 313 Datura Street, Suite 200, West Palm Beach, Florida 33401, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting that list of stockholders will be available for examination at https://www.cstproxy.com/publicsq/2025.

How do I vote my shares without attending the Annual Meeting?

If on the record date your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders of record also may attend the Annual Meeting virtually and vote during the Annual Meeting.

•        You may vote by using the Internet. The address of the website for Internet voting is https://www.cstproxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 28, 2025, the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•        You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 28, 2025, the day before the Annual Meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•        You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on May 28, 2025, the day before the Annual Meeting.

When you vote by any of the above methods, you appoint Michael Seifert, our Chief Executive Officer, and Bradley Searle, our Chief Financial Officer, as your representatives (or proxyholders) at the Annual Meeting. By doing so, you ensure that your shares will be voted whether or not you attend the Annual Meeting. The proxyholders will vote your shares at the Annual Meeting as you have instructed them.

In addition, the proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this proxy statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you hold shares through a bank or broker (i.e., in “street name”), please refer to your proxy card or other information forwarded by your bank or broker to see which voting options are available to you.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend. If you desire to vote at the Annual Meeting and hold your shares in “street name,” however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote virtually at the Annual Meeting.

How do I vote at the Annual Meeting?

We will be hosting the Annual Meeting live via webcast. Any stockholder can attend the Annual Meeting live online at https://www.cstproxy.com/publicsq/2025. If you were a stockholder as of the record date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•        Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.cstproxy.com/publicsq/2025.

•        Assistance with questions regarding how to attend and participate via the Internet will be provided at https://www.cstproxy.com/publicsq/2025 on the day of the Annual Meeting.

•        Webcast starts at 11:00 a.m., Eastern Time.

•        You will need your 12-digit control number to enter the Annual Meeting.

•        Stockholders may submit questions while attending the Annual Meeting via the Internet.

•        Webcast replay of the Annual Meeting will be available until May 29, 2026.

To attend and participate in the Annual Meeting, you will need the 12-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 12-digit control number or otherwise vote through the bank or broker. If you lose your 12-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•        You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•        You may deliver a written notice that you are revoking your proxy to the Secretary of PSQ at 313 Datura Street, Suite 200, West Palm Beach, Florida 33401; or

•        You may attend the Annual Meeting virtually and vote your shares at the Annual Meeting. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Question and Answer (“Q&A”) session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend the Annual Meeting online?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•        irrelevant to the business of the Company or to the business of the Annual Meeting;

•        related to material non-public information of the Company, including the status or results of our business since our most recent Annual Report on Form 10-K;

•        related to any pending, threatened or ongoing litigation;

•        related to personal grievances;

•        derogatory references to individuals or that are otherwise in bad taste;

•        substantially repetitious of questions already made by another stockholder;

•        in furtherance of the stockholder’s personal or business interests; or

•        out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the chairman of the Annual Meeting or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please contact technical support as directed on the virtual meeting website.

How many votes do you need to hold the Annual Meeting?

Under our amended and restated bylaws, a quorum will be present if the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. Under Delaware law, if the board of directors of a company so authorizes, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, be deemed present in person at a stockholders meeting. The Board has so authorized. On the record date, there were 45,538,976 shares of common stock entitled to 87,316,790 votes in the aggregate. Therefore, for us to have a quorum, shares entitled to 43,658,396 votes must be represented by stockholders present at the Annual Meeting or represented by proxy. The holders of the Class A common stock and Class C common stock vote together as a single class on each of the proposals in this proxy statement.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the stockholders entitled to vote at the meeting, present or represented, will have the power to adjourn the meeting from time to time until a quorum shall be present or represented.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

•        Proposal 1:    To re-elect two Class II directors nominated by our Board and named in this proxy statement to serve until our 2028 annual meeting of stockholders; and

•        Proposal 2:    To ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2025.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

What will happen if I do not vote my shares?

Stockholder of Record:    Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner:    Shares Registered in the Name of Broker or Bank. Brokers, banks or other nominees who hold shares of our common stock or preferred stock for a beneficial owner in “street name” have the discretion to vote on “routine” proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers that are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. Therefore, your broker has the discretion to vote your shares on Proposal 2 but does not have discretion to vote your shares on Proposal 1.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Re-election of Class II directors.

With respect to the election of the nominees for director, you may:

•        vote FOR the election of the two nominees for director;

•        WITHHOLD your vote for the two nominees for director; or

•        vote FOR the election of the two nominees for director except for one or more particular nominees.

Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who are properly nominated in accordance with our amended and restated bylaws and receive the two highest FOR votes will be elected. Only votes cast FOR a nominee will be counted. An instruction to WITHHOLD authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as a vote against the nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Proposal 2: Ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2025.

You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 2. For Proposal 2 to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on the proposal. Abstentions and broker non-votes (if any) will not be counted FOR or AGAINST Proposal 2 and will have no effect on the proposal.

How does the Board recommend that I vote?

The Board recommends that you vote FOR each director nominee and FOR Proposal 2.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•        Proposal 1:    FOR the re-election of each nominee for director; and

•        Proposal 2:    FOR the ratification of the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. The proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this proxy statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

•        reduce the number of directors that serve on the Board; or

•        designate a substitute nominee.

If the Board designates a substitute nominee, the proxyholders will exercise their discretion as described above and vote for the substitute nominee.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, our officers, directors and employees may solicit proxies in person, by telephone, or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Why are we holding a virtual meeting this year?

We believe this format provides expanded access, improved communication, and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that hosting a virtual meeting is in the best interests of the Company and our stockholders.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on that proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Annual Meeting.

How can I find PSQ’s proxy materials and Annual Report on the Internet?

This proxy statement and the Annual Report are available at our corporate website at www.publicsq.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at https://www.cstproxy.com/publicsq/2025, which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of PSQ’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the proxy materials. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the proxy statement or the Annual Report mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of the proxy materials at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the Annual Report are available on our investor relations website located at http://investors.publicsq.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

Whom should I call if I have any questions?

If you have any questions, would like additional PSQ proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, PSQ Holdings, Inc., by mail at 313 Datura Street, Suite 200, West Palm Beach, Florida 33401, by telephone at (877) 776-2402 or by email at investment@publicsq.com.

Can I submit a proposal for inclusion in the proxy statement for the 2026 annual meeting?

Our stockholders may submit proper proposals (other than the nomination of directors) for inclusion in our proxy statement and for consideration at our 2026 annual meeting of stockholders by submitting their proposals in writing to the Secretary of PSQ in a timely manner. To be considered for inclusion in our proxy materials for the 2026 annual meeting of stockholders, stockholder proposals must:

•        be received by the Secretary of PSQ no later than the close of business on December 26, 2025 (which is the 120th day prior to the first anniversary of the date that we released this proxy statement to our stockholders for this Annual Meeting); and

•        otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Exchange Act and our amended and restated bylaws.

If we change the date of the 2026 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2026 annual meeting of stockholders.

Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2026 annual meeting?

Our stockholders who wish to (a) nominate persons for election to the Board at the 2026 annual meeting of stockholders or (b) present a proposal at the 2026 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to PSQ Holdings, Inc., at 313 Datura Street, Suite 200, West Palm Beach, Florida 33401, Attention: Secretary, no earlier than January 29, 2026 and no later than February 28, 2026. However, if the 2026 annual meeting of stockholders is held earlier than April 29, 2026 or later than July 28, 2026, nominations and proposals must be received no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of (a) the 90th day prior to the 2026 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2026 annual meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.

Where can I obtain a copy of the Company’s amended and restated bylaws?

A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our amended and restated bylaws is also available at our corporate website at www.publicsq.com. Such requests and all notices of proposals and director nominations by stockholders should be sent to PSQ Holdings, Inc., 313 Datura Street, Suite 200, West Palm Beach, Florida 33401, Attention: Secretary.

OTHER MATTERS

This proxy statement and the Annual Report are available at our corporate website at www.publicsq.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at https://www.cstproxy.com/publicsq/2025, which does not have “cookies” that identify visitors to the site.

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” contained in this proxy statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

As previously noted, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available at https://www.cstproxy.com/publicsq/2025. The Annual Report does not include exhibits (other than certain certifications) but does include a list of exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, upon our receipt of the written request of that person, a copy of the exhibits to our Annual Report for a charge of 10 cents per page. Please direct your request to PSQ Holdings, Inc., 313 Datura Street, Suite 200, West Palm Beach, Florida 33401, Attn: Secretary.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Investor Relations
PSQ Holdings, Inc.
313 Datura Street, Suite 200
West Palm Beach, Florida 33401
(877) 776-2402
investment@publicsq.com

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.

The form of proxy card and this proxy statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

The Board of Directors of PSQ Holdings, Inc.
West Palm Beach, Florida
April 25, 2025

2025 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail PSQ HOLDINGS, INC. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://www.cstproxy.com/publicsq/2025 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 28, 2025. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Please mark your votes like this X 1. Election of Directors (1) Blake Masters (2) Dusty Wunderlich FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) 2. Ratification of UHY LLP as the Company’s independent registered public accounting firm. 3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) CONTROL NUMBER Signature Signature, if held jointly Date, 2025 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2025 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders To view the 2025 Proxy Statement, 2024 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/publicsq/2025 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PSQ HOLDINGS, INC. The undersigned appoints Michael Seifert and Brad Searle, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of PSQ Holdings, Inc. held of record by the undersigned at the close of business on April 21, 2025 at the Annual Meeting of Stockholders of PSQ Holdings, Inc. to be held on May 29, 2025, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)